Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 13, 2023 (the “Effective Date”) is entered into by and between Senseonics Holdings, Inc., a Delaware corporation (“Issuer”), and PHC Holdings Corporation (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and/or Rule 506 of Regulation D promulgated thereunder, Issuer desires to issue and sell to Purchaser, and Purchaser desires to purchase from Issuer, the Securities (as defined below), subject to the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Issuer and Purchaser agree as follows:

1.	DEFINITIONS AND OTHER TERMS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

"Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Anti-Corruption Laws” are any laws, rules, or regulations relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act and UK Bribery Act.

“Anti-Terrorism Laws” are any laws, rules, regulations or orders relating to terrorism, sanctions or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” means the closing of the purchase and sale of the Warrant pursuant to Section 2.1.

“Closing Date” means the date hereof, or such other date as Issuer and Purchaser shall mutually agree in writing.

"Common Stock” means the shares of Common Stock, par value $0.001 per share, of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to,

or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Knowledge” means to the “best of” Issuer’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Material Adverse Change” is a material adverse change in the business, operations or condition (financial or otherwise) of Issuer and its Subsidiaries, when taken as a whole.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Purchase Price” is $15,000,000.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Issuer acting alone.

“Securities” means, collectively, the Warrant and Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets exceeds the fair value of such Person’s liabilities, (b) the fair salable value of such Person’s consolidated property exceeds the fair value of such Person’s liabilities, (c) such Person is not left with unreasonably small capital giving effect to the transactions contemplated by this Agreement, and (d) such Person is able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance and extensions related thereto).

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Transaction Documents” means this Agreement and the Warrant, including all exhibits and schedules thereto and hereto.

“Warrant” means the warrant to purchase 15,425,750 shares of Common Stock in the form attached hereto as Exhibit A.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

2.	purchase and sale

2.1            Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, Issuer agrees to sell and issue to Purchaser, and Purchaser agrees to purchase the Warrant. Issuer shall deliver the Warrant to Purchaser pursuant to Section 2.2(a), and Purchaser shall deliver the Purchase Price to Issuer pursuant to Section 2.2(b) at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Issuer or such other location as the parties shall mutually agree.

2.2            Deliveries.

(a)            On or prior to the Closing Date (except as indicated below), Issuer shall deliver or cause to be delivered to Purchaser the following:

(i)            this Agreement duly executed by Issuer;

(ii)            the Warrant (a PDF copy of which shall be provided to Purchaser on the Closing Date, with the original Warrant to be delivered to Purchaser within ten (10) Business Days of Closing); and

(iii)            the Registration Rights Agreement, dated as of the date hereof, by and between Purchaser and Issuer (the “Registration Rights Agreement”), duly executed by Issuer.

(b)            On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to Issuer the following:

(i)            this Agreement duly executed by Purchaser;

(ii)            the Purchase Price; and

(iii)            the Registration Rights Agreement, duly executed by Purchaser.

2.3           Closing Conditions.

(a)            The obligations of Issuer hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the representations and warranties of Purchaser contained herein shall be materially true and correct as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct as of such date);

(ii)            all obligations, covenants and agreements required to be performed or complied with by Purchaser on or prior to the Closing shall have been performed or complied with by it in all material respects; and

(iii)            the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)            The obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the representations and warranties of Issuer contained herein shall be materially true and correct as of the hereof and as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty true and correct as of such date);

(ii)            all obligations, covenants and agreements required to be performed or complied with by Issuer on or prior to the Closing shall have been performed or complied with by it;

(iii)            the delivery by Issuer of the items set forth in Section 2.2(a) of this Agreement;

(iv)            no governmental authority shall have issued any order, decree or ruling, and no law shall be in effect, enjoining, restraining or otherwise prohibiting any of the transactions contemplated hereby, and Issuer shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale and issuance of the Securities, including without limitation, those required by the NYSE American.

3.	representations and warranties of the parties

3.1            Representations and Warranties of Issuer. Except as disclosed in the Exchange Act Reports, Issuer hereby represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to Purchaser:

(a)            Due Organization, Authorization: Power and Authority; Non-Contravention. Issuer and each of its Subsidiaries is duly existing and in good standing in its jurisdictions of organization or formation and Issuer and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. The execution, delivery and performance by Issuer of the Transaction Documents have been duly authorized, and do not (i) conflict with any of Issuer’s organizational documents, including its charter and bylaws, (ii) contravene, conflict with, constitute a default under or violate any laws, regulations or governmental or judicial decrees, injunctions or orders, writs, judgments, injunctions, decrees, determinations or awards of any Governmental Authority applicable to the Issuer and its Subsidiaries or any of the Issuer’s or its Subsidiaries’ property or assets are bound, or (iii) constitute an event of default or material breach under any material agreement, contract or understanding by which Issuer, any of its Subsidiaries or any of their respective properties, is bound, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Change.

(b)            Subsidiaries’ Equity Interests. All of the issued ownership interests of each of the Subsidiaries of Issuer are duly authorized and validly issued, fully paid, nonassessable, and directly owned by Issuer.

(c)            Litigation. Except with respect to which Issuer has provided notice to Purchaser as required hereunder, there are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Issuer or any of its Subsidiaries involving more than Five Hundred Thousand Dollars ($500,000.00).

(d)            No Broker’s Fees. None of Issuer nor any of its Subsidiaries are party to any contract, agreement or understanding with any Person that would give rise to a valid claim against them or Purchaser for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

(e)            No General Solicitation. Neither Issuer nor any of its Subsidiaries or any of their affiliates (as defined in Rule 501(b) of Regulation D) or any Person acting on its or their behalf has engaged directly or indirectly in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the offering, issuance and sale of the Warrants in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(f)            Solvency. Issuer is, and upon consummation of the transactions contemplated by the Exchange Agreement and this Agreement will be, Solvent.

(g)            Exchange Act Reports. Since January 1, 2022, the Company has timely filed with the Securities and Exchange Commission all filings required by Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Reports”). The Exchange Act Reports, when they were filed with the Securities and Exchange Commission, conformed in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. The Exchange Act reports did not, when filed with the Securities and Exchange Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)            Stock Exchange Compliance. The Company is in material compliance with the applicable rules and regulations of NYSE American, including the NYSE American continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Company’s shares of Common Stock, par value $0.001 per share (the “Common Stock”), on NYSE American, and the Company has not received any notice of the delisting of the Common Stock from NYSE American.

(i)            Regulatory Compliance. Neither Issuer nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Issuer nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Issuer and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Issuer nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Issuer nor any of its Subsidiaries has violated any laws, order, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Issuer’s nor any of its Subsidiaries’ properties or assets has been used by Issuer or such Subsidiary or, to Issuer’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with material applicable laws. Issuer and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted. None of Issuer, any of its Subsidiaries, or any of Issuer’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law or Anti-Corruption Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Corruption Law, or (iii) is a Blocked Person. None of Issuer, any of its Subsidiaries, or to the Knowledge of Issuer and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

(j)            Enforceability. This Agreement has been duly authorized by Issuer and, upon the consummation of the transactions contemplated by this Agreement, shall constitute the legal, valid, and binding obligations of Issuer, enforceable against Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(k)            Valid Issuance of Warrants and Warrant Shares.

(i)            The Warrant (a) has been duly authorized by Issuer, (b) will not, as of the Closing Date, be subject to any preemptive, participation, rights of first refusal or other similar rights, and (c) assuming the accuracy of Purchaser’s representations and warranties hereunder, will be issued exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

(ii)            When issued against payment of the Purchase Price in accordance with Section 2.2, the Warrant will be validly issued and will constitute the legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)            The shares of Common Stock issuable upon exercise of the Warrant have been duly and validly authorized and reserved by Issuer and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and the issuance of any such shares shall not be subject to any preemptive or similar rights and will not require registration or qualification under applicable federal and state securities laws.

(l)            Financial Statements. The financial statements of the Issuer included in the Exchange Act Reports (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Issuer and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited financial statements, to normal, immaterial, year-end audit adjustments, except, in the case of either (i) or (ii) above, to the extent that any departure from GAAP or failure to accurately present the financial position, results of operations or cash flows of the Company is a result, in whole or in part, of inaccurate or untimely financial, operating or other information provided to the Issuer by the Investor or any of its Affiliates (as defined in Rule 405 under the Securities Act).

(m)            Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 900,000,000 shares of Common Stock, of which 479,780,414 shares are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which 30,000 shares are designated as Series A Convertible Preferred Stock, none of which are issued and outstanding, and 12,000 shares are designated as Series B Convertible Preferred Stock, of which 12,000 shares are issued and outstanding and which shares are convertible to an aggregate of 30,372,058 shares of Common Stock). As of the date hereof, the Company has outstanding (i) $51,199,000 aggregate principal amount of senior convertible notes due January 15, 2025 (the “2025 Notes”), which 2025 Notes are convertible into an aggregate of 39,041,664 shares of Common Stock; (ii) stock options and restricted stock units covering an aggregate of 21,566,717 shares of Common Stock; and (iii) warrants to purchase an aggregate of 3,177,821 shares of Common Stock. Except as set forth herein, as of the date hereof, there are no outstanding options, warrants, or rights to acquire from the Company any shares of Common Stock or preferred stock, or any securities convertible into or exchangeable for shares of Common Stock or preferred stock.

3.2            Representations and Warranties of Purchaser. Purchaser hereby represents, warrants and covenants to Issuer as of the date hereof and as of the Closing Date as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)            Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder.

(b)            This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)            This Agreement will not violate, conflict with or result in a breach of or default under (i) Purchaser’s organizational documents, (ii) any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to Purchaser, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults are not material and would not, individually or in the aggregate, materially impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

(d)            The Warrant and Warrant Shares to be received by Purchaser hereunder will be acquired for Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Warrant and Warrant Shares in compliance with applicable federal and state securities laws.

(e)            Purchaser can bear the economic risk and complete loss of its investment in the Warrants and Warrant Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f)            Purchaser has had an opportunity to receive, review and understand all information related to Issuer requested by it and to ask questions of and receive answers from Issuer regarding Issuer, its Subsidiaries, its business and the terms and conditions of the offering of the Warrant, and has conducted and completed its own independent due diligence. Without limiting the generality of the foregoing, Purchaser acknowledges receiving from the Issuer and reviewing the items set forth on Schedule 3.2(f).

(g)            Based on the information Purchaser has deemed appropriate, it has independently made its own analysis and decision to enter into this Agreement and acquire the Warrant.

(h)            Purchaser understands that the Warrant and the Warrant Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of Issuer or the purchase of the
Warrant.

(i)            Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(j)            Purchaser did not learn of the investment in the Warrant as a result of any general solicitation or general advertising.

(k)            Purchaser agrees that the Warrant and the Warrant Shares may not be sold or transferred unless (i) the Warrant, or the Warrant Shares, as applicable, are sold or transferred pursuant to an effective registration statement pursuant to the Securities Act, (ii) the Warrant or Warrant Shares, as applicable, are sold or transferred in accordance with Rule 144, (iii) the Issuer has received an opinion of counsel reasonably satisfactory to it that such sale or transfer may lawfully be made without registration under the Securities Act, or (iv) the Warrant or Warrant Shares, as applicable, are transferred without consideration to an affiliate of the holder thereof or a custodial nominee.

(l)            Purchaser agrees that the Warrant and the certificates or book-entry records evidencing the Warrant Shares will bear the following or a similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, (III) ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

3.3            Issuer and Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

4.	Miscellaneous

4.1            Indemnification. Each party hereto agrees to indemnify, defend and hold harmless the other party and the other party’s Affiliates and their respective officers, directors, employees and representatives from and against any and all claims, suits, losses, liabilities, costs, damages, expenses, including reasonable attorneys’ fees and costs, arising, directly or indirectly, out of or resulting from: (i) any material breach or material inaccuracy of any representation or warranty by such party contained in this Agreement or the Warrant; or (ii) any material failure by such party to perform its respective obligations under this Agreement or the Warrant.

4.2            Use of Proceeds. The Issuer will use the proceeds from the sale of the Securities solely to fund its budget expenditures for new product development (which may include, without limitation, current and future research and development work and/or clinical development programs for the 180 day enhancement and 365 day product programs) and to support Ascensia Diabetes Care Holdings AG’s commercialization of the Eversense system.

4.3            Termination. This Agreement may be terminated only by written agreement of Purchaser and Issuer; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party.

4.4            Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.5            Notices. All notices and other communications provided for herein or any other Transaction Document shall be in writing and shall be deemed to have been duly given if delivered personally, sent by prepaid overnight courier (providing written proof of delivery) or sent by confirmed facsimile transmission or electronic mail and will be deemed given on the date so delivered (or, if such day is not a business day, on the first subsequent business day) to the following addresses (or such other address as the Issuer or the Purchaser shall have specified by notice in writing to the other).

If to Issuer:

Senseonics Holdings, Inc.

20451 Seneca Meadows Parkway

Germantown, MD 20876

Attn: Chief Financial Officer

Email: rick.sullivan@senseonics.com

with a copy to (which shall not constitute notice):

Senseonics Holdings, Inc.

20451 Seneca Meadows Pkwy

Germantown, MD 20876

Attn: General Counsel

Email: ken.horton@senseonics.com

Cooley LLP

11951 Freedom Dr Suite 1400

Reston, VA 20194

Attn: Darren DeStefano

Email: ddestefano@cooley.com

If to Purchaser:

PHC Holdings Corporation

2-38-5 Nishishimbashi, Minato-ku, Tokyo

105-8433 Japan

Attn: Kaiju Yamaguchi

Email: kaiju.yamaguchi@phchd.com

with a copy (which shall not constitute notice) to:

Dentons Cohen & Grigsby P.C.

625 Liberty Avenue

Pittsburgh, PA 15222

Attn: Chris Carson

Email: chris.carson@dentons.com

4.6            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by Issuer and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.7            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.8            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Issuer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger). Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

4.9            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.

4.10            Submission to Jurisdiction; Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such action or proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.11            Survival. The representations and warranties and covenants contained herein shall survive the Closing and the delivery of the Securities.

4.12            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

4.13            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.14            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and Issuer will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

4.15            WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

ISSUER:

SENSEONICS HOLDINGS, INC.

By:	/s/ Timothy T. Goodnow
Name:	Timothy T. Goodnow
Title:	President and Chief Executive Officer

PURCHASER:

PHC Holdings Corporation

By:	/s/ Shoji Miyazaki
Name:	Shoji Miyazaki
Title:	President and Chief Executive Officer

Exhibit A

Form of Warrant

[Attached]

Disclosure Schedules

Schedule 3.2(f)

Draft of Senseonics Report on Form 10-K for the year ended December 31, 2022, as transmitted to PHC on March 9, 2023.

Draft of Senseonics Earnings Release for March 15, 2023, as transmitted to PHC on March 9, 2023.

Senseonics script and slides for joint analyst call to be held on March 15, 2023 as recorded and shared with PHC.